Exhibit 99.1

Netlist Secures Final Judgment against Samsung Confirming Willful Infringement and

$303,150,000 in Damages

IRVINE, CALIFORNIA, August 14, 2023 - Netlist, Inc. (OTCQB: NLST), a pioneer in high performance memory technology, today announced the entry of a Final Judgment in the case of Netlist v. Samsung Electronics Co. Ltd. et al. (EDTX Case No. 2:21-cv-00463-JRG) in the United States District Court for the Eastern District of Texas.

The Court’s Final Judgment upheld the jury’s verdict in the April 2023 trial and confirmed that Samsung willfully infringed Netlist’s patented technologies. Chief Judge Gilstrap ordered Netlist receive $303,150,000 as a reasonable royalty for Samsung’s infringement of Netlist’s patents for a limited past damages period.

Netlist was further awarded pre and post-judgment interest in addition to costs as the prevailing party in the action. This Final Judgment encompasses both the verdict in the jury trial, and the Court’s ruling in the May 30, 2023 bench trial which is currently sealed due to the inclusion of confidential information. As noted in the Final Judgment, Samsung did not prevail on any of its equitable defenses in the bench trial. The Court’s Final Judgment is available at www.netlist.com.

“Our patents in this case cover semiconductor technologies such as HBM and DDR5 that are foundational to generative AI computing. The jury’s recognition of willful infringement and the substantial damages awarded underscore the significance of our innovations and the importance of protecting U.S. intellectual property,” stated Chuck Hong, CEO of Netlist. “In advance of the Final Judgment Netlist chose not to seek any enhancement as to past damages. Netlist is confident that the Court’s ruling in this case will remain intact through any post-judgment motions and appeal.”

Netlist’s second case against Samsung in the U.S. District Court for the Eastern District of Texas is scheduled to go to trial in April 2024 for infringement on a different set of patents.

About Netlist

Netlist is a leading innovator in memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, Netlist has consistently driven innovation in the field of cutting-edge enterprise memory and storage, empowering businesses and industries to thrive in the digital age. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the jury verdict, which could cause a lengthy delay in Netlist’s ability to collect the damage award or overturn the verdict or reduce the damages award; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on February 28, 2023, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

Investors/Media

The Plunkett Group

Mike Smargiassi

NLST@theplunkettgroup.com

(212) 739-6729